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                                                                    Exhibit 10.6

                              SERVICES AGREEMENT
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     THIS SERVICES AGREEMENT (this "Agreement") is effective as of the 31st day of August, 1999, by and between PINNACLE TOWERS INC., a Delaware corporation ("Seller") and Pinnacle Towers III Inc., a Florida corporation ("Purchaser").

     WHEREAS, pursuant to that Agreement for Purchase and Sale of Assets dated August 31, 1999 by and between Seller and Purchaser (the "Asset Purchase Agreement"), Purchaser is purchasing certain assets from Seller;

     WHEREAS, Seller will provide certain services to Purchaser subject to the provisions set forth herein;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

     1.   Services to be Provided.  During the term of this Agreement, upon the
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reasonable request of Purchaser, Seller will provide, or will cause to be provided, to Purchaser the services set forth on Schedule A (the "Services").

     2.   Fees for Services.
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            (a)  As consideration for the Services provided by Seller to
Purchaser pursuant to Schedule A of this Agreement, Purchaser will pay to Seller a fee on an annual basis during the term of this Agreement in which Purchaser receives Services (the "Services Fee").

            (b) The Services Fee shall be equal to all costs and expenses incurred by Seller in connection with the provision of the Services and shall include, without limitation, the following: (i) all direct costs incurred to provide the Services, including out-of-pocket expenses, (ii) all fees of third parties, including fees and expenses of consultants, attorneys, accountants and other experts and (iii) such portion of the overhead expenses relating to the provision of the Services as the parties shall agree upon in writing prior to the provision of any Service.

            (c) Purchaser shall pay the full amount of the Services Fee within ten (10) days of the date on which such Services Fee is determined in accordance with the terms set forth on Schedule A.

     3.   Performance of Services.  All Services to be performed under this
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Agreement shall be performed with reasonable care and pursuant to the good faith business judgement of Seller.

     4.   Limitation of Liability.
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            (a)  Seller and its Affiliates, and the officers,
     directors, employees, shareholders, partners, representatives, consultants and agents of Seller and its Affiliates
     (collectively, "Providing Parties") shall not be liable to the party receiving the Services, its Affiliates, or to any officer, director, employee,
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     shareholder, partner, representative, consultant or agent of such party or its Affiliates (collectively, "Receiving Parties"), for any liability, cost, damage, expense or loss, including, without limitation, any special, indirect, consequential or punitive damages (i) arising or allegedly arising out of any actions or failures to act by any of the Providing Parties with respect to the Services to be provided hereunder, or (ii) as a result of the reliance by any of the Receiving Parties on any advice or data that any of the Providing Parties may provide pursuant to this Agreement; provided, however, that the foregoing shall not apply to limit liability of a party to the extent caused by such party's gross negligence or willful misconduct.

            (b) The Receiving Parties shall indemnify and hold harmless each and every of the Providing Parties from and against any liability, cost, damage, expense or loss (including court costs and reasonable attorneys' fees) which such Providing Parties may sustain or incur by reason of any claim, demand, suit or recovery by any person or entity, directly resulting from acts or omissions committed by the Receiving Party in connection with this Agreement; provided, however, that no person may benefit from the foregoing indemnity in the event of its gross negligence or willful misconduct.

     5.   Term.  The term of this Agreement with respect to any Services to be
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provided by Seller shall commence as of the date hereof and end on the date set forth on Schedule A, unless earlier terminated by Purchaser. This Agreement may, at the option of Purchaser, be terminated at any time for any reason upon thirty days notice to Seller.

     6.   Relationship of the Parties.  In all matters relating to this
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Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. No party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party. In performing the Services hereunder, Seller shall be acting as an independent contractor of Purchaser. Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein.

     7.   Force Majeure.  Seller shall be excused from performance hereunder for
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any period and to the extent that it is prevented from performing any services hereunder, in whole or in part, as a result of delays caused by Purchaser or any act of God, war, civil disturbance, court order, strike, labor dispute, law or regulation of any governmental authority, or other cause beyond the reasonable control of Seller. Such nonperformance shall not be a default hereunder.
Seller shall take all reasonable actions to resume performance of its obligations hereunder as soon as feasible.

     8.   Amendments and Waiver.  No amendment, waiver or consent with respect
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to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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     9.   Notices. All notices, requests, demands and other communications
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hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

          If to Seller:

               Pinnacle Towers Inc.
               1549 Ringling Boulevard
               Third Floor
               Sarasota, Florida  34236
               Attention:  Ben Gaboury
               Telephone No.:  (941) 364-8886
               Facsimile No.:  (941) 364-8761

          If to Purchaser:

               Pinnacle Towers III Inc.
               1549 Ringling Boulevard
               Third Floor
               Sarasota, Florida  34236
               Attention:  Steve Day
               Telephone No.:  (941) 364-8886
               Facsimile No.:  (941) 364-8761

Any party may change its address or add or change parties for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.

     10.  Counterparts.  This Agreement may be executed in counterparts, each
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of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.  Successors and Assigns; Beneficiaries.  This Agreement shall bind
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and inure to the benefit of the parties named herein and their respective successors and assigns. No party may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party. Except as specifically provided in Section 4, no third party shall be entitled to enforce any provision hereof; and no third party is intended to benefit from this Agreement.

     12.  Entire Agreement.  This Agreement and the documents referred to
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herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

     13.  Partial Invalidity.  In the event that any provision of this
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Agreement shall be held invalid or unenforceable by any court or competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

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     14.  Governing Law; Jurisdiction.  This Agreement shall be interpreted in
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accordance with the substantive laws of the State of Florida applicable to contracts made and to be performed wholly within said State. All disputes, legal actions, suits and proceedings arising out of or relating to this Agreement shall be brought in a federal district or state court located in Tampa, Florida. Each party hereby consents to the jurisdiction of the federal district or state court in Tampa, Florida. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any dispute, action, suit or proceeding brought in the federal district or state court of Tampa, Florida has been brought in an improper or inconvenient venue or forum.

     15.  Disputes.
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            (a) Seller and Purchaser mutually desire that friendly
     collaboration will develop between themselves. Accordingly, they shall try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof.

            (b) (i) To the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually acceptable mediator to be chosen by Seller and Purchaser within forty-five (45) days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement Seller and Purchaser may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation, neutral fact-finding or a mini-trial.

            (ii) Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 14 will prevent either party from resorting to judicial proceedings if (A) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (B) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

            (c) Each of Purchaser and Seller shall bear its costs of mediation or ADR, but Purchaser and Seller agree to share the costs of the mediation of ADR equally.

     16.  Authorship.  The parties hereto agree that the terms and language of
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this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

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     17.    Defined Terms.  All capitalized terms not defined herein shall have
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the meanings ascribed to them in the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PINNACLE TOWERS INC.


                                   ___________________________________
                                   Bernard Gaboury, President


                                   PINNACLE TOWERS III INC.



                                   ___________________________________
                                   Steven R. Day, Vice President, Chief
                                   Financial Officer and Secretary

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                                  SCHEDULE A


Services:

All organizational, sales, marketing, general and administrative services reasonably required by Purchaser.


Services Fee:

To be determined by the parties no later than ninety (90) days after the end of each calendar year during the term of this Agreement for the prior year, based on the actual Services provided by Seller to Purchaser during such calendar year.

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